Exhibit 99.1

IBC Submits Settlement Offer to SEC

Kansas City, Missouri – November 2, 2006 --Interstate Bakeries Corporation (IBC) (OTC: IBCIQ.PK) today announced that it has submitted an offer of settlement to the staff of the Division of Enforcement of the U.S. Securities and Exchange Commission (SEC) in connection with a previously disclosed SEC investigation. On January 28, 2005, IBC announced that the SEC had issued a formal order of private investigation concerning matters related to a previously announced investigation by IBC's audit committee into the manner for setting its workers' compensation reserves and other reserves.

The proposed settlement is subject to approval by the Commission. IBC has been informed that the staff of the Division of Enforcement has determined to recommend the settlement to the Commission. However, IBC cannot give assurance that the Commission will approve the proposed settlement. As part of the proposed settlement, IBC will consent, without admitting or denying the allegations by the SEC, to the entry of a cease and desist order from the SEC against future violations of the record-keeping, internal controls and reporting provisions of the federal securities laws and related SEC rules. No fines would be imposed under the proposed settlement.

IBC has also received a letter from the staff of the Division of Enforcement indicating that the staff will recommend to the Commission that a proceeding be instituted to revoke the registration of IBC’s common stock under Section 12 of the Securities Exchange Act of 1934 and that a federal court proceeding be filed to enforce the cease and desist order contemplated by the proposed settlement if IBC is not current in its required filings of Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q by December 31, 2006. Currently, IBC is delinquent in filing its Annual Report on Form 10-K for the 2006 fiscal year, its Quarterly Reports on Form 10-Q for the first, second and third quarters of the 2006 fiscal year, and its Quarterly Report on Form 10-Q for the first quarter of the 2007 fiscal year. By December 31, 2006, the Quarterly Report on Form 10-Q for the second quarter of the 2007 fiscal year will be due. Although IBC is working toward the completion of the required reports prior to the deadline, there can be no assurance that IBC will be able to complete all such filings prior to the deadline. All of the required reports must be made prior to the deadline to avoid the staff recommendation to the Commission to proceed under Section 12(j) of the Securities Exchange Act of 1934 to deregister the IBC common stock.

If IBC’s common stock is deregistered, publicly available information regarding IBC may be limited and the price of IBC common stock would likely suffer an immediate and significant decline. IBC common stock would no longer be quoted on the OTC Bulletin Board and there can be no assurance that there will be any active trading market for IBC common stock. Accordingly, investors would likely find it more difficult to acquire or dispose of our common stock or obtain accurate quotations for IBC common stock following any such deregistration.

About the Company

Interstate Bakeries Corporation is one of the nation's largest wholesale bakers and distributors of fresh-baked bread and sweet goods, under various national brand names, including Wonder®, Baker's Inn®, Merita®, Hostess® and Drake's®. The Company is headquartered in Kansas City. Currently, IBC employs approximately 25,000 people and operates 45 bakeries, as well as approximately 800 distribution centers and approximately 850 bakery outlets throughout the country.

Cautionary Statement Regarding Forward-Looking Statements and Other Matters

Some information contained in this press release may be forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are not historical in nature and include statements that reflect, when made, the Company's views with respect to current events and financial performance. These forward-looking statements can be identified by forward-looking words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “could,” “should” and “continue” or similar words. These forward-looking statements may also use different phrases. All such forward-looking statements are and will be subject to numerous risks and uncertainties, many of which are beyond our control, that could cause actual results to differ materially from such statements. Factors that could cause actual results to differ materially include, without limitation: the ability of the Company to continue as a going concern; the ability of the Company to obtain court approval with respect to motions in the Chapter 11 proceeding filed by it from time to time; the ability of the Company to operate pursuant to the terms of its DIP financing facility; the ability of the Company to develop, prosecute, confirm and consummate one or more plans of the reorganization with respect to the Chapter 11 proceeding; risks associated with failing to obtain court approval for one or more extensions to the exclusivity period for the Company to propose and confirm one or more plans of reorganization or with third parties seeking and obtaining court approval to terminate or shorten any such exclusivity period, for the appointment of a Chapter 11 trustee or to convert the Chapter 11 proceeding to a Chapter 7 proceeding; risks associated with the Company's restructuring process, including the risks associated with the failure of its PC review and bakery and route consolidations to achieve the desired results; the ability of the Company to obtain and maintain adequate terms with vendors and service providers; the potential adverse impact of the Chapter 11 proceeding on the Company's liquidity or results of operations; the ability of the Company to finalize, fund and execute its business plan; risks associated with inflationary cost increases in materials, ingredients, energy and employee wages and benefits; risks associated with product price increases, including the risk that such actions will not effectively offset inflationary cost pressures and may adversely impact sales of the Company's products; the effectiveness of the Company's efforts to hedge its exposure to price increases with respect to various ingredients and energy; the ability of the Company to retain, motivate and/or attract key executives and employees; changes in our relationship with employees and the unions that represent them; increased costs and uncertainties with respect to a defined benefit pension plan to which we contribute; finalization of our review and, if applicable, the independent audit of our historical financial statements; the Commission's acceptance of the recommendation from the staff of the Division of Enforcement to accept the proposed settlement of the previously announced investigation; the delayed filing with the SEC of the Company's fiscal 2006 Form 10-K and fiscal 2006 and 2007 Forms 10-Q; costs associated with increased contributions to multiple employer or multiemployer pension plans; the impact of any withdrawal liability arising under the Company's multiemployer pension plans as a result of prior actions or current consolidations; changes in general economic and business conditions (including in the bread and sweet goods markets); changes in consumer tastes or eating habits; risks associated with the Company's recent new product introductions, including the success of such new products in achieving and retaining market share, and the Company's ability to expand existing brands; the effectiveness of advertising and marketing spending; any inability to protect and maintain the value of the Company's intellectual property; future product recalls or food safety concerns; actions of competitors, including pricing policy and promotional spending; bankruptcy filings by customers; costs associated with environmental compliance and remediation; actions of governmental entities, including regulatory requirements; the outcome of legal proceedings to which we are or may become a party; business disruption from terrorist acts, our nation's response to such acts and acts of war; and other factors. These statements speak only as of the date of this press release, and we disclaim any intention or obligation to update or revise any forward-looking statements to reflect new information, future events or developments or otherwise, except as required by law. We have provided additional information in our filings with the SEC, which readers are encouraged to review, concerning other factors that could cause actual results to differ materially from those indicated in the forward-looking statements.

Similarly, these and other factors, including the terms of any reorganization plan ultimately confirmed, can affect the value of the Company's various pre-petition liabilities, common stock and/or other equity securities. No assurance can be given as to what values, if any, will be ascribed in the Chapter 11 proceeding to each of these liabilities and/or securities. Accordingly, the Company urges that the appropriate caution be exercised with respect to existing and future investments in any of these liabilities and/or securities.

Contact: Sitrick And Company

Sandra Sternberg

Maya Pogoda

310-788-2850

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